(QLT INC. LOGO)  QLT Inc.     887 Great Northern Way          t 604.707.7000
                              Vancouver, BC Canada V5T 4T5    f 604.707.7001
                                                              www.qltinc.com


news release

                             QLT PROVIDES UPDATE ON
                    AMERICAN ACADEMY OF OPHTHALMOLOGY MEETING

                Phase III Results Presented on Anti-VEGF Aptamer
                Appear to Provide No Improvement Over Visudyne(R)

FOR IMMEDIATE RELEASE                                          NOVEMBER 17, 2003
Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) reported today from the American Academy of Ophthalmology (AAO) meeting in Anaheim that limited Phase III results were presented from the anti-VEGF aptamer, Macugen, and appear to provide no improvement over Visudyne(R) Therapy for patients with choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of blindness in patients over 50.

"The Phase III Macugen data presented at the AAO, as well as data presented in the Eyetech S1 update on Friday do not appear to offer any treatment benefit over Visudyne with the additional risk of repeated injections directly into the eye," said Paul Hastings, President and Chief Executive Officer of QLT Inc. "We look forward to exploring the detailed data, when it becomes available, for evidence to support adding this agent to Visudyne, to provide an improved treatment option for patients with this serious disease."

Although the complete data were not presented at the AAO or in the Eyetech S1, the anti-VEGF aptamer data appear no better than Visudyne's original TAP data in all lesion types. A comparison of the aptamer data to the Phase III Visudyne trials referred to as TAP and VIP are shown in the following table:

                                                                           RELATIVE DIFFERENCE IN
                                   Treatment         %<3-line loss           FAVOR OF TREATMENT            p value
------------------------------ ----------------- ----------------------- ----------------------------- ---------------
Anti-VEGF aptamer              0.3 mg            70%                     27%                           0.0001
                               1 mg              71%                     29%                           0.0003
                               3 mg              65%                     18%                           0.03
                               Placebo           55%
TAP - Predominantly classic    Visudyne          67%                     72%                           <0.0001
                               placebo           39%
TAP All Patients               Visudyne          61%                     33%                           0.0005
(predominantly classic 40%,
minimally classic 50%,         Placebo           46%
Occult 10%)

VIP occult                     Visudyne          45%                     45%                           0.03
(2 year data)
                               Placebo           31%




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From November 14th to 18th, up to 2,000 retinal specialists congregated in
Anaheim for the AAO meeting. The AAO retina sub-specialty day included a number of updates on Visudyne as well as potential competitive treatments currently in development for the treatment of wet AMD. Visudyne was once again very well represented during the course of the meeting with approximately 14 papers and posters presented, including investigator sponsored studies in a variety of areas including the importance of lesion size and combination treatments with other agents. These latest studies add to the volume of data on Visudyne which includes five-year safety and efficacy data and supports Visudyne's position as the standard of care in the treatment of AMD.

Visudyne therapy is developed and commercialized through the alliance of QLT and the Ophthalmics Business Unit of Novartis Pharma AG.

ABOUT VISUDYNE
Visudyne is a two-step procedure involving the intravenous administration of the drug into the patient's arm. A non-thermal laser light is then shone into the patient's eye to activate the drug. Once activated, Visudyne affects abnormal blood vessels, resulting in a cessation of growth of blood vessels in the eye and a stabilization of the corresponding vision loss. Visudyne therapy does not appear to damage normal retinal vessels.

Visudyne is the only drug approved for the treatment of some forms of wet AMD, the leading cause of blindness in people over the age of 50, and has been used in more than 250,000 patients worldwide. Visudyne is commercially available in more than 70 countries for the treatment of predominantly classic subfoveal CNV and in over 30 countries for occult subfoveal CNV caused by AMD. It is also approved in more than 50 countries, including the EU, U.S. and Canada, for the treatment of subfoveal CNV due to pathologic myopia (severe near-sightedness). In some countries Visudyne is also approved for presumed ocular histoplasmosis or other macular diseases.

QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com.

QLT Inc. will hold an analyst and investor conference call to discuss what was learned during the first few days of the AAO meeting this morning at 8:30 a.m. EST. The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 416-695-5800, access code 1495223.




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QLT Inc.:
Therese Hayes/Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R) is a registered trademark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

 Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to our interpretation of the recently released anit-VEGF (Macugen) data, and in particular our conclusion that the Phase III Macugen results do not show improvement over Visudyne, our predictions or comments as to the safety and efficacy of Macugen, our comparisons between the potential of Macugen therapy and Visudyne therapy, our statement with respect to data supporting Visudyne therapy as the standard of care in the treatment of AMD, and our statements as to whether a detailed analysis of available data might support adding the Macugen agent to Visudyne therapy to provide improved treatment options. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: our detailed review of the Macugen data may lead us to different conclusions or cause our expectations to change, our competitive position may change in the future, our clinical development programs may not be successful or regulatory approvals not obtained in the United States and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.


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